Exhibit 99.1

PEBBLEBROOK HOTEL TRUST
REPORTS FIRST QUARTER 2021 RESULTS

HOTEL OPERATING TRENDS
▪ Hotel demand and booking trends accelerated throughout Q1, driving March Same-Property Hotel EBITDA(1) to a positive $1.3 million, the first time the portfolio has achieved positive Hotel EBITDA since the pandemic began
▪ Occupancy at the Company’s open hotels and resorts increased from 19.3 percent in January to 34.8 percent by March, and RevPAR grew from $43 in January to $65 in February and to $85 in March, roughly doubling from January
▪ Three of the Company’s hotels reopened in the first quarter and another 8 reopened in April, for a total of 48 of the Company’s 52 properties

CASH BURN
▪ For January and February 2021, the Company’s total corporate cash burn averaged approximately $21.0 million due to typical winter seasonality and the rise in COVID-19 cases and government restrictions
▪ For March 2021, the Company’s total corporate cash burn declined to approximately $12.0 million, due to rapidly improving hotel demand trends
▪ Assuming continuing progress against the virus and accompanying demand improvement, Pebblebrook believes eliminating its monthly total corporate cash burn could occur in the third quarter

BALANCE SHEET & LIQUIDITY
▪ As of March 31, 2021, cash on hand of $124.6 million and liquidity of $767.8 million, which includes $643.2 million available on the Company’s $650.0 million credit facility
▪ Combined with the $157.6 million of net proceeds from the sale of the Sir Francis Drake Hotel in April, Pebblebrook has liquidity of over $900.0 million
▪ Net debt to depreciated book value at the end of Q1 2021: 42%

2021 OUTLOOK
▪ Given the uncertainties related to the COVID-19 pandemic, its impact on travel, and variable and unpredictable government restrictions, the Company is unable to provide an outlook for 2021 at this time
▪ For Q2 2021, the Company expects Same-Property Room Revenues(1) and Total Revenues(1) to be down between (66%) and (70%) compared to Q2 2019, much improved from Q1 2021

(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures.

“

Improving demand trends during the first quarter exceeded our expectations, with rising confidence in travel as vaccination rates improved and travel restrictions eased. Same-Property Hotel EBITDA in March turned positive due to robust pent-up leisure demand throughout the portfolio. This rapid turnaround is a remarkable accomplishment considering the currently low levels of business transient and group hotel demand. The improvements in operating trends allowed us to reopen 10 more hotels since the end of February, including 7 in San Francisco, and one each in Boston, Portland, and Washington, D.C. As we look forward, we are encouraged with the increased booking activity we are experiencing, which we expect to strengthen further as we near the traditional peak leisure summer season. These accelerating trends should allow us to return to profitability earlier in the second half of this year than we expected just 45 days ago. We are also pleased to report the successful sale of the Sir Francis Drake Hotel in San Francisco, California, generating $157.6 million of net proceeds and a taxable gain of approximately $60.0 million. Strategically, we anticipate reallocating the proceeds from recent property dispositions into new acquisition opportunities that we expect will generate enhanced growth opportunities for our shareholders as they may become available.”

- Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust

First Quarter Highlights

	First Quarter
Same-Property and Corporate Highlights	2021	2020 (‘21 vs. ‘20 growth)	2019 (‘21 vs. ‘19 growth)
	($ in millions except per share and RevPAR data)

Net income (loss)	($121.4)	$42.1	$5.7

Same-Property Room Revenues(1)	$53.2	$167.8	$222.7
Same-Property Room Revenues growth rate		(68.3%)	(76.1%)

Same-Property Total Revenues(1)	$83.2	$252.8	$328.9
Same-Property Total Revenues growth rate		(67.1%)	(74.7%)

Same-Property Total Expenses(1)	$99.3	$213.1	$239.6
Same-Property Total Expenses growth rate		(53.4%)	(58.5%)

Same-Property EBITDA(1)	($16.1)	$39.7	$89.4
Same-Property EBITDA growth rate		(140.6%)	(118.0%)

Adjusted EBITDAre(1)	($25.0)	$35.9	$90.5
Adjusted EBITDAre growth rate		(169.5%)	(127.6%)

Adjusted FFO(1)	($55.7)	$17.2	$60.7
Adjusted FFO per diluted share(1)	($0.42)	$0.13	$0.46
Adjusted FFO per diluted share growth rate		(423.1%)	(191.3%)

	2021 Monthly Results
Open Portfolio Highlights(2)	January	February	March

Open Portfolio Occupancy	19%	27%	35%
Open Portfolio ADR	$224	$241	$245
Open Portfolio RevPAR	$43	$65	$85
Open Portfolio Total Revenues	$18.0	$24.9	$37.1
Open Portfolio Total Revenues growth rate (2021 vs. 2019)	(73%)	(68%)	(59%)
Open Portfolio EBITDA	($6.3)	($1.5)	$6.0

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Room Revenues, Total Revenues, Expenses and EBITDA appearing in the table above and elsewhere in this press release, refer to the Same-Property Statistical Data table footnotes later in this press release.

(2) Represents properties at which operations were not temporarily suspended for more than half of each respective month.

“The operating and financial performance of our hotels and resorts improved dramatically each month sequentially through the first quarter of 2021, and this positive trend has continued into April,” noted Mr. Bortz. “Our resorts continued to outperform within our portfolio due to strong leisure demand from an extended spring break season combined with pent-up travel demand. Our South Florida resorts achieved room rates, total revenues and Hotel EBITDA that surpassed comparable 2019 levels for March, and similar trends are continuing in April. As vaccine distribution expands, we expect travel to continue to increase. Our hotel teams have done an exceptional job rehiring associates and rebuilding our operating teams to get them into a position to take advantage of a strengthening environment. Our asset managers have worked closely with our hotel teams to redesign our operating models and best practices. We believe this allows our hotels to be more efficient and more profitable as additional hotel demand segments return over the coming months and quarters. We expect leisure travel will increase materially with huge pent-up demand for vacations and getaways, while we continue to expect business and group travel demand will gradually improve from a very low level over the next few months. However, we are not anticipating a material recovery in business travel until after Labor Day.”

During the first quarter of 2021, occupancy at the Company’s open hotels increased from 19.3 percent in January, to 26.8 percent in February, and to 34.8 percent in March. The Company’s open hotels lost ($1.8) million of Hotel EBITDA in the quarter, though the numbers dramatically improved over the course of the quarter, with March achieving $6.0 million of Hotel EBITDA. The Company’s resort portfolio, of which all 8 properties were open throughout the first quarter, generated $14.5 million of Hotel EBITDA, with an occupancy of 40.8 percent and an ADR of $406.20, a rate that was 30.1 percent higher than the first quarter of 2019.
Estimated Monthly Cash Burn
The Company estimates that its monthly corporate cash burn for the first quarter averaged approximately $18.0 million (excluding capital investments) based on the following:

▪Average hotel-level monthly cash losses of approximately $5.7 million, excluding one-time expenses;
▪Corporate-level monthly cash G&A of $1.5 million; and
▪Corporate finance-related monthly cash utilization of $10.8 million, which includes interest payments on the Company’s outstanding debt as well as both common and preferred dividend payments.

Assuming progress is made to reduce the virus's impact through mitigation measures and widespread vaccinations, the Company expects its monthly total corporate cash burn to continue to decline, and believes it could potentially reach corporate breakeven sometime in the third quarter.
Capital Investments and Strategic Property Redevelopments

In the first quarter of 2021, the Company completed $9.6 million of capital investments throughout its portfolio. The Company expects to invest an additional $60.0 to $80.0 million during the remainder of 2021, including for the following redevelopments and repositioning projects that the Company believes will generate significant growth and returns on its investment dollars:

▪L’Auberge Del Mar (estimated at $10.5 million), a major redevelopment, including guestrooms and suites and a dramatic transformation and expansion of the luxury property’s public spaces, including indoor and outdoor event and meeting spaces, bars, the pool, the creation of an outdoor restaurant with ocean views, and the addition of a coffee café. The renovation is targeted for completion in May 2021;

▪Southernmost Beach Resort (estimated at $15.0 million), a comprehensive guestroom renovation, including all case goods, soft goods, and bathrooms, including tub to shower conversions. The renovation is targeted to commence in the third quarter and be completed in the fourth quarter of 2021;

▪Hotel Vitale (estimated at $25.0 million), a total transformation to the sustainability-focused, mission-driven, and luxury experiential 1 Hotel San Francisco, which will offer nature-inspired designs and environmentally focused aesthetics throughout guestrooms and suites, public areas, and meeting and event venues. The redevelopment is targeted to commence in the third quarter. The hotel is currently closed due to the pandemic and the Company does not plan to reopen the hotel until the redevelopment is completed at year-end; and

▪Grafton on Sunset (estimated at $5.0 million), a comprehensive redevelopment of the hotel’s indoor and outdoor public areas and suites and a refresh of guest rooms, estimated to commence in the fourth quarter and be complete in the first quarter of 2022 when it is renamed and becomes part of the Company’s Unofficial Z Collection.

As fundamentals improve, the Company will evaluate commencing additional previously planned major renovation and repositioning projects later in 2021.

Update on Strategic Capital Reallocation
On April 1, 2021, the Company completed the sale of the Sir Francis Drake Hotel in San Francisco, California, generating $157.6 million of net proceeds after customary closing costs. Since the second quarter of 2020, the Company has generated $222.5 million of net proceeds from property dispositions. The Company intends to strategically reallocate these proceeds into new investment opportunities that it anticipates will offer enhanced growth opportunities, as they may become available.
Update on Curator Hotel and Resort Collection
Curator Hotel and Resort Collection (“Curator”), a distinct collection of hand-selected small brands and independent lifestyle hotels and resorts worldwide, founded by Pebblebrook and seven industry-leading hotel operators, continued to add additional member hotels and new operating partnerships since the start of 2021. Curator now has 62 member hotels with additional member hotels being added on a weekly and monthly basis. Also, Curator announced strategic partnerships with several leading hotel supplier companies, including Avendra and Pure HD, and now has over 18 master service agreements with preferred vendor partners, with over 20 additional agreements pending.

Curator also recently welcomed Sage Hospitality Group as its newest Founding Member. Sage joins a highly respected group of leading independent hotel operators, including Benchmark Global Hospitality, Davidson Hospitality Group, Noble House Hotels & Resorts, Provenance, Springboard Hospitality, and Viceroy Hotels & Resorts.
Balance Sheet and Liquidity
As of March 31, 2021, prior to the $157.6 million of net proceeds generated from the sale of the Sir Francis Drake Hotel, the Company had $124.6 million of consolidated cash, cash equivalents, and restricted cash in addition to $643.2 million of additional undrawn availability on its senior unsecured revolving credit facility, for total liquidity of $767.8 million. The Company had $2.4 billion in consolidated unsecured debt and convertible notes at an effective weighted-average interest rate of 3.3 percent. Approximately $2.3 billion, or 93 percent of the Company's total outstanding debt and convertible notes, was at a weighted-average fixed interest rate of 3.4 percent, and approximately $0.2 billion, or 7 percent, was at a weighted-average floating interest rate of 2.4 percent. The Company had $1.6 billion of unsecured term loans, and there was no outstanding balance on its $650.0 million senior unsecured revolving credit facility. The Company has no loans maturing until 2022.

Common and Preferred Dividends
On March 15, 2021, the Company declared a quarterly cash dividend of $0.01 per share on its common shares as well as a regular quarterly cash dividend for the following preferred shares of beneficial interest:

▪$0.40625 per 6.50% Series C Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series D Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share; and
▪$0.39375 per 6.30% Series F Cumulative Redeemable Preferred Share.
2021 Outlook
The Company continues to be unable to provide a full-year outlook for 2021 due to the uncertainties caused by the COVID-19 pandemic. The Company intends to issue new guidance when it has more clarity on government restrictions, advances in health solutions, the economy, travel demand, and more predictable overall operating fundamentals and trends.
First Quarter 2021 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Friday, April 30, 2021, at 9:00 AM ET. Please dial (877) 705-6003 approximately ten minutes before the call begins to participate in the conference call. Additionally, a live webcast of the conference call will be available through the Company's website. To access the webcast, log on to www.pebblebrookhotels.com ten minutes before the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of www.pebblebrookhotels.com.
About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust ("REIT") and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 52 hotels, totaling approximately 12,800 guestrooms across 14 urban and resort markets, with a focus on the west coast gateway cities. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of the Company’s cash burn rate; descriptions of the Company’s plans or objectives for future capital investment projects, operations or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; forecasts of the future value of Curator to shareholders; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company's business and financial results, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of April 29, 2021. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$5,731,727	$5,882,022
Hotel held for sale	90,384	—
Cash and cash equivalents	113,338	124,274
Restricted cash	11,294	12,026
Hotel receivables (net of allowance for doubtful accounts of $539 and $183, respectively)	16,647	10,225
Prepaid expenses and other assets	45,519	47,819
Total assets	$6,008,909	$6,076,366

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$40,000
Unsecured term loans, net of unamortized deferred financing costs	1,589,752	1,766,545
Senior convertible notes, net of unamortized debt premium and discount and deferred financing costs	744,715	374,333
Senior unsecured notes, net of unamortized deferred financing costs	99,513	99,593
Accounts payable, accrued expenses and other liabilities	239,278	226,446
Lease liabilities - operating leases	254,831	255,106
Deferred revenues	41,202	36,057
Accrued interest	9,087	4,653
Liabilities related to hotel held for sale	2,293	—
Distribution payable	9,082	9,307
Total liabilities	2,989,753	2,812,040
Commitments and contingencies

Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $510,000 at March 31, 2021 and December 31, 2020), 100,000,000 shares authorized; 20,400,000 shares issued and outstanding at March 31, 2021 and December 31, 2020	204	204
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 130,812,917 shares issued and outstanding at March 31, 2021 and 130,673,300 shares issued and outstanding at December 31, 2020	1,308	1,307
Additional paid-in capital	4,038,860	4,169,870
Accumulated other comprehensive income (loss)	(43,917)	(60,071)
Distributions in excess of retained earnings	(983,771)	(853,973)
Total shareholders' equity	3,012,684	3,257,337
Non-controlling interests	6,472	6,989
Total equity	3,019,156	3,264,326
Total liabilities and equity	$6,008,909	$6,076,366

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended March 31,
	2021	2020

Revenues:
Room	$53,463	$177,141
Food and beverage	14,809	67,092
Other operating	15,371	24,874
Total revenues	$83,643	$269,107

Expenses:
Hotel operating expenses:
Room	$16,710	$54,125
Food and beverage	10,743	51,859
Other direct and indirect	45,228	95,470
Total hotel operating expenses	72,681	201,454
Depreciation and amortization	55,443	55,828
Real estate taxes, personal property taxes, property insurance, and ground rent	28,590	29,766
General and administrative	7,646	22,577
Transaction costs	111	36
Impairment loss	14,856	20,570
(Gain) loss on sale of hotel properties	—	(117,448)
(Gain) loss and other operating expenses	451	1,433
Total operating expenses	179,778	214,216
Operating income (loss)	(96,135)	54,891
Interest expense	(25,331)	(23,591)
Other	29	24
Income (loss) before income taxes	(121,437)	31,324
Income tax (expense) benefit	(3)	10,744
Net income (loss)	(121,440)	42,068
Net income (loss) attributable to non-controlling interests	(858)	119
Net income (loss) attributable to the Company	(120,582)	41,949
Distributions to preferred shareholders	(8,139)	(8,139)
Net income (loss) attributable to common shareholders	$(128,721)	$33,810

Net income (loss) per share available to common shareholders, basic	$(0.98)	$0.26
Net income (loss) per share available to common shareholders, diluted	$(0.98)	$0.26

Weighted-average number of common shares, basic	130,775,873	130,555,846
Weighted-average number of common shares, diluted	130,775,873	130,678,908

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended March 31,
	2021	2020	2019

Net income (loss)	$(121,440)	$42,068	$5,655
Adjustments:
Depreciation and amortization	55,333	55,717	54,243
(Gain) loss on sale of hotel properties	—	(117,448)	—
Impairment loss	14,856	20,570	—
FFO	$(51,251)	$907	$59,898
Distribution to preferred shareholders	(8,139)	(8,139)	(8,139)
FFO available to common share and unit holders	$(59,390)	$(7,232)	$51,759
Transaction costs	111	36	2,497
Non-cash ground rent	880	959	972
Management/franchise contract transition costs	(44)	311	3,172
Interest expense adjustment for acquired liabilities	539	241	271
Finance lease adjustment	812	799	691
Non-cash amortization of acquired intangibles	(253)	(300)	(437)
Non-cash interest expense	735	1,364	1,778
One-time operation suspension expenses	132	5,049	—
Non-cash canceled share-based compensation	—	16,001	—
Early extinguishment of debt	756	—	—
Adjusted FFO available to common share and unit holders	$(55,722)	$17,228	$60,703

FFO per common share - basic	$(0.45)	$(0.06)	$0.40
FFO per common share - diluted	$(0.45)	$(0.06)	$0.40
Adjusted FFO per common share - basic	$(0.42)	$0.13	$0.46
Adjusted FFO per common share - diluted	$(0.42)	$0.13	$0.46

Weighted-average number of basic common shares and units	131,636,686	130,925,802	130,801,030
Weighted-average number of fully diluted common shares and units	131,636,686	131,048,864	130,980,506

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash interest expense, one-time operation suspension expenses, non-cash canceled share-based compensation and early extinguishment of debt: The Company excludes these items because the Company believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2021	2020	2019

Net income (loss)	$(121,440)	$42,068	$5,655
Adjustments:
Interest expense	25,331	23,591	29,328
Income tax expense (benefit)	3	(10,744)	(5,037)
Depreciation and amortization	55,443	55,828	54,302
EBITDA	$(40,663)	$110,743	$84,248
(Gain) loss on sale of hotel properties	—	(117,448)	—
Impairment loss	14,856	20,570	—
EBITDAre	$(25,807)	$13,865	$84,248
Transaction costs	111	36	2,497
Non-cash ground rent	880	959	972
Management/franchise contract transition costs	(44)	311	3,172
Non-cash amortization of acquired intangibles	(253)	(300)	(437)
One-time operation suspension expenses	132	5,049	—
Non-cash canceled share-based compensation	—	16,001	—
Adjusted EBITDAre	$(24,981)	$35,921	$90,452

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- One-time operation suspension expenses and non-cash canceled share-based compensation: The Company excludes these items because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended March 31,
	2021	2020	2019

Same-Property Occupancy	18.8%	56.7%	75.4%
2021 vs. 2020 Increase/(Decrease)	(66.7%)
2021 vs. 2019 Increase/(Decrease)	(75.0%)
Same-Property ADR	$240.27	$249.64	$251.77
2021 vs. 2020 Increase/(Decrease)	(3.8%)
2021 vs. 2019 Increase/(Decrease)	(4.6%)
Same-Property RevPAR	$45.28	$141.43	$189.81
2021 vs. 2020 Increase/(Decrease)	(68.0%)
2021 vs. 2019 Increase/(Decrease)	(76.1%)

Same-Property Total RevPAR	$70.83	$213.13	$280.37
2021 vs. 2020 Increase/(Decrease)	(66.8%)
2021 vs. 2019 Increase/(Decrease)	(74.7%)

Notes:
While the operations of many of the Company's hotels were temporarily suspended beginning in March 2020, this schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2021 but excludes Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q1 in 2021, 2020 and 2019 because it was closed during the first quarter of 2020 for renovation.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended March 31,
	2021 vs. 2020	2021 vs. 2019
Same-Property RevPAR variance:
Southern Florida	4.2%	(5.4%)
Portland	(60.8%)	(68.9%)
Other	(62.4%)	(69.8%)
San Diego	(60.9%)	(72.8%)
Boston	(68.6%)	(76.7%)
Los Angeles	(76.9%)	(82.1%)
Washington DC	(78.2%)	(86.4%)
Seattle	(87.3%)	(92.1%)
Chicago	(94.9%)	(95.6%)
San Francisco	(98.3%)	(98.8%)

East Coast	(40.7%)	(52.6%)
West Coast	(80.2%)	(85.8%)

Notes:
While the operations of many of the Company's hotels were temporarily suspended beginning in March 2020, this schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2021 but excludes Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q1 in 2021, 2020 and 2019 because it was closed during the first quarter of 2020 for renovation.

"Other" includes New York City, NY; Philadelphia, PA; and Santa Cruz, CA.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2021	2020	2019

Same-Property Revenues:
Room	$53,156	$167,776	$222,691
Food and beverage	14,758	60,817	77,349
Other	15,247	24,244	28,902
Total hotel revenues	83,161	252,837	328,942

Same-Property Expenses:
Room	$16,475	$51,552	$60,103
Food and beverage	10,657	48,153	56,705
Other direct	2,701	4,723	5,421
General and administrative	13,226	24,700	27,185
Information and telecommunication systems	3,196	5,407	5,319
Sales and marketing	8,662	23,655	25,662
Management fees	2,677	6,870	9,064
Property operations and maintenance	6,559	11,380	11,506
Energy and utilities	5,758	7,423	8,269
Property taxes	19,231	19,381	18,776
Other fixed expenses	10,152	9,867	11,542
Total hotel expenses	99,294	213,111	239,552

Same-Property EBITDA	$(16,133)	$39,726	$89,390

Same-Property EBITDA Margin	(19.4%)	15.7%	27.2%

Notes:
While the operations of many of the Company's hotels were temporarily suspended beginning in March 2020, this schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2021 but excludes Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q1 in 2021, 2020 and 2019 because it was closed during the first quarter of 2020 for renovation.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
2021 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

Sir Francis Drake	X
Hotel Monaco Washington DC	X	X	X	X
Skamania Lodge	X	X	X	X
Le Méridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia at Rittenhouse Square	X	X	X	X
Argonaut Hotel	X	X	X	X
The Westin San Diego Gaslamp Quarter	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
W Boston	X	X	X	X
Hotel Zetta San Francisco	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Portland	X	X	X	X
W Los Angeles - West Beverly Hills	X	X	X	X
Hotel Zelos San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
The Hotel Zags	X	X	X	X
Hotel Zephyr Fisherman's Wharf	X	X	X	X
Hotel Zeppelin San Francisco	X	X	X	X
The Nines, a Luxury Collection Hotel, Portland	X	X	X	X
Hotel Colonnade Coral Gables, Autograph Collection	X	X	X	X
Hotel Palomar Los Angeles Beverly Hills	X	X	X	X
Revere Hotel Boston Common	X	X	X	X
LaPlaya Beach Resort & Club	X	X	X	X
Hotel Zoe Fisherman's Wharf	X	X	X	X
Villa Florence San Francisco on Union Square	X	X	X	X
Hotel Vitale	X	X	X	X
The Marker San Francisco	X	X	X	X
Hotel Spero	X	X	X	X
Harbor Court Hotel San Francisco	X	X	X	X
Chaminade Resort & Spa	X	X	X	X
Viceroy Santa Monica Hotel	X	X	X	X
Le Parc Suite Hotel	X	X	X	X
Montrose West Hollywood	X	X	X	X
Chamberlain West Hollywood Hotel	X	X	X	X
Grafton on Sunset	X	X	X	X
The Westin Copley Place, Boston	X	X	X	X
The Liberty, a Luxury Collection Hotel, Boston	X	X	X	X
Hyatt Regency Boston Harbor	X	X	X	X
George Hotel	X	X	X	X
Viceroy Washington DC	X	X	X	X

Hotel Zena Washington DC			X	X
Paradise Point Resort & Spa	X	X	X	X
Hilton San Diego Gaslamp Quarter	X	X	X	X
L'Auberge Del Mar	X	X	X	X
San Diego Mission Bay Resort	X	X	X	X
Solamar Hotel	X	X	X	X
The Heathman Hotel	X	X	X	X
Southernmost Beach Resort	X	X	X	X
The Marker Key West Harbor Resort	X	X	X	X
The Roger New York	X	X	X	X
Hotel Chicago Downtown, Autograph Collection	X	X	X	X
The Westin Michigan Avenue Chicago	X	X	X	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s first quarter Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of March 31, 2021 but excludes Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q1 in 2021, 2020 and 2019 because it was closed during the first quarter of 2020 for renovation. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	75%	87%	87%	79%	82%
ADR	$249	$269	$263	$247	$257
RevPAR	$187	$233	$230	$195	$211

Hotel Revenues	$317.1	$394.1	$386.8	$342.8	$1,440.7
Hotel EBITDA	$84.9	$144.0	$134.1	$99.6	$462.7
Hotel EBITDA Margin	26.8%	36.5%	34.7%	29.1%	32.1%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2020	2020	2020	2020	2020

Occupancy	56%	3%	20%	21%	25%
ADR	$247	$264	$216	$195	$230
RevPAR	$138	$9	$43	$41	$58

Hotel Revenues	$242.4	$22.0	$76.9	$74.0	$415.4
Hotel EBITDA	$36.8	($39.8)	($18.0)	($19.1)	($40.1)
Hotel EBITDA Margin	15.2%	(180.7%)	(23.5%)	(25.8%)	(9.7%)

	First Quarter
	2021

Occupancy	19%
ADR	$239
RevPAR	$46

Hotel Revenues	$83.5
Hotel EBITDA	($15.5)
Hotel EBITDA Margin	(18.6%)

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of April 29, 2021 as if they were owned as of January 1, 2019. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.